Exhibit 10.1
AMENDMENT NO. 2 TO FOURTH AMENDED AND
RESTATED RECEIVABLES PURCHASE AGREEMENT

This AMENDMENT NO. 2 TO FOURTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of January 10, 2014 (this “Amendment”), is by and among MANITOWOC FUNDING, LLC and MANITOWOC CAYMAN ISLANDS FUNDING LTD., as Sellers, THE MANITOWOC COMPANY, INC., GARLAND COMMERCIAL RANGES LIMITED and CONVOTHERM ELEKTROGERÄTE GMBH, as Servicers, and WELLS FARGO BANK, N.A., as Purchaser and as Agent.
WHEREAS, the parties hereto are parties to that certain Fourth Amended and Restated Receivables Purchase Agreement, dated as of September 26, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”);
WHEREAS, from and after the Closing Date, the Sellers and the Servicers delivered certain Monthly Reports and Daily Reports to the Agent pursuant to Section 4.2(b) and Sections 1(l)(iii) and 1(l)(iv) of Exhibit IV of the Agreement which purported to characterize certain Receivables (each, a “Subject Receivable”) as Eligible Receivables notwithstanding that such Subject Receivables were subject to certain warranty claims or rebates and did not qualify as Eligible Receivables pursuant to clause (viii) of the definition of Eligible Receivables (each such event, a “Subject Reporting Event”);
WHEREAS, the occurrence of the Subject Reporting Events constitute and/or resulted in certain Termination Events and Unmatured Termination Events under the Agreement (such Termination Events and Unmatured Termination Events, collectively, but solely to the extent (x) occurring prior to the date hereof and (y) resulting solely from the Subject Reporting Events or any failure by the Sellers or the Servicers to notify the Agent or any other party hereto of the occurrence thereof prior to the date hereof, the “Subject Occurrences”); and
WHEREAS, the Sellers and the Servicers have requested that the Purchaser and the Agent (collectively, the “Waiving Parties”) waive the occurrence of each Subject Occurrence on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Definitions. Capitalized terms defined in the Agreement and used but not otherwise defined herein shall have the meanings assigned thereto in the Agreement.
SECTION 2.    Amendments. The Agreement is hereby amended as follows:
(a)    The following new defined term and definition thereof is hereby added to Exhibit I of the Agreement in appropriate alphabetical order:

“Special Rating Obligor” means Koree Sp. Zo.O., a Polish corporation; provided, however, that such Person may be revoked as a “Special Rating Obligor” by Agent in its sole discretion upon five (5) Business Days prior notice to any Seller or Servicer.
(b)    Clause (i) of the definition of “Eligible Receivables” set forth in Exhibit I of the Agreement is hereby replaced in its entirety with the following:
(i)    the Obligor of which is (a) a resident of the United States, (b) a resident of Canada (excluding the province of Quebec) or (c) solely with respect to Receivables originated by Convotherm or Garland, either (I) a resident of any other country with a long-term sovereign debt rating of “A” or higher by S&P or (II) a Special Rating Obligor;
(c)    The definition of “Net Eligible Pool Balance” set forth in Exhibit I of the Agreement is amended by replacing the percentage “1.5%” where it appears in clause (b)(iv)(B) thereof with the percentage “3.5%”.
SECTION 3.    Limited Waiver and Limitations.
(a)    Limited Waiver. On the terms and subject to the conditions set forth herein (including, without limitation, the conditions and limitations set forth in clauses (b), (c), (d) and (e) below), the Waiving Parties hereby waive the occurrence of each Subject Occurrence.
(b)    General Limitations. Notwithstanding anything to the contrary herein or in the Transaction Documents, by providing the limited waiver set forth in clause (a) above, neither the Purchaser nor the Agent is now waiving, nor have either of them agreed to waive in the future, the breach of (or any rights and remedies related to the breach of) any provisions of any Transaction Documents, other than as expressly set forth in clause (a) above. Without limiting the generality of the foregoing, neither the Purchaser nor the Agent is now waiving, nor have either of them agreed to waive in the future, any Termination Event or Unmatured Termination Event occurring after the date hereof.
(c)    No Waiver of Indemnification, Etc. Without limiting the generality of the foregoing and for the avoidance of doubt, neither the Purchaser nor the Agent is hereby waiving or releasing, nor have either of them agreed to waive or release in the future, any right or claim to indemnification or reimbursement by, or damages from, the Sellers, the Servicers or any other Person under any Transaction Document, including, without limitation, for any liability, obligation, loss, damage, penalty, judgment, settlement, cost, expense or disbursement resulting or arising directly or indirectly from the Subject Reporting Events or otherwise.
(d)    Purchased Assets Coverage Percentage. Notwithstanding anything to the contrary set forth in clause (a) above, the Waving Parties are waiving the occurrence of each Subject Occurrence on the terms and subject to the conditions set forth in this Amendment solely to the extent that the Purchased Assets Coverage Percentage does not exceed one hundred percent (100%) on the date hereof after giving effect to Section 2 of this Amendment and to the extent that the

Purchased Assets Coverage Percentage exceeds one hundred percent (100%) on the date hereof after giving effect to Section 2 of this Amendment, the waiver set forth in clause (a) above shall be deemed null and void.
(e)    Reports. In connection with the limited waiver set forth in this Section 3, each of the Servicers hereby acknowledge and agree that each of the Monthly Reports and Daily Reports delivered on and after the Effective Date will report Eligible Receivables therein solely to the extent that such Receivables comply with each of the eligibility requirements set forth in the definition of “Eligible Receivable” as listed in the Agreement.
SECTION 4.    Representations and Warranties. On the date hereof, each of the Sellers and Servicers hereby represents and warrants (as to itself) to the Purchaser and the Agent as follows:
(a)    after giving effect to this Amendment, no event or condition has occurred and is continuing which constitutes a Termination Event or Unmatured Termination Event;
(b)    after giving effect to this Amendment, the representations and warranties of such Person set forth in the Agreement and each of the other Transaction Documents are true and correct as of the date hereof, as though made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date);
(c)    after giving effect to this Amendment, the Purchased Assets Coverage Percentage does not exceed one hundred percent (100%) on the date hereof; and
(d)    this Amendment constitutes the valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.
SECTION 5.    Effect of Amendment.
(a)    All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. On and after the Effective Date, all references in the Agreement (or in any other Transaction Document) to “this Agreement,” “hereof,” “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.
(b)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Purchaser pursuant to any Transaction Document or any other instrument, document or agreement executed and/or delivered in connection therewith, nor except as expressly set forth in Section 3 above, constitute a waiver of any provision contained therein.
SECTION 6.    Effectiveness. This Amendment shall be effective, as of the date hereof (the “Effective Date”), upon receipt by the Agent of the following (in each case, in form and substance reasonably satisfactory to the Agent):

(a)    counterparts of this Amendment duly executed by each of the parties hereto;
(b)    an executed copy of a letter from JPMorgan Chase Bank, N.A. to Manitowoc confirming that the transactions contemplated by the Transaction Documents constitute a “Permitted Securitization” under the Credit Agreement;
(c)    an updated Daily Report; and
(d)    such other agreements, documents, officer certificates and instruments as the Agent shall request.
SECTION 7.    GOVERNING LAW. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF).
SECTION 8.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Amendment may be executed by facsimile or delivery of a “.pdf” copy of an executed counterpart hereof.
SECTION 9.    Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.
SECTION 10.    Performance Guaranty. Manitowoc hereby consents to this Amendment and agrees that immediately after giving effect to this Amendment, all of the provisions of the Performance Guaranty shall remain in full force and effect and Manitowoc hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.
SECTION 11.    Headings. The captions and headings of this Amendment are for convenience of reference only and shall not affect the interpretation of this Amendment, the Agreement or any provision hereof or thereof.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, as of the date first above written.
MANITOWOC FUNDING, LLC,
as a Seller
By: /s/ Maurice D. Jones
Name:    Maurice D. Jones
Title:    Vice President and Secretary

MANITOWOC CAYMAN ISLANDS FUNDING LTD., as a Seller

By: /s/ Maurice D. Jones
Name:    Maurice D. Jones
Title:    Director

THE MANITOWOC COMPANY, INC.,
individually and as a Servicer
By: /s/ Maurice D. Jones
Name:    Maurice D. Jones

Title:	Senior Vice President, General Counsel and Secretary

GARLAND COMMERCIAL RANGES LIMITED, as a Servicer

By: /s/ Maurice D. Jones
Name:    Maurice D. Jones
Title:    Vice President and Secretary

CONVOTHERM ELEKTROGERÄTE GMBH, as a Servicer

By: /s/ Ralf Klein
Name: Ralf Klein
Title: Managing Director

WELLS FARGO BANK, N.A.,
as Agent
By: /s/ Ryan C. Tozier
Name: Ryan C. Tozier
Title: Assistant Vice President

WELLS FARGO BANK, N.A.,
as Purchaser
By: /s/ Ryan C. Tozier
Name: Ryan C. Tozier
Title: Assistant Vice President

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